UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

VIA TRANSPORTATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026

Notice of Annual Meeting and Proxy Statement.

Via Transportation, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 18, 2026
Dear Stockholder:
We are pleased to invite you to virtually attend the 2026 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”) of Via Transportation, Inc., a Delaware corporation. The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/VIA2026 on Monday, May 18, 2026, at 9:00 a.m., Eastern Time. You will be able to vote and submit questions during the meeting, and we encourage you to attend online and participate.
The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:
1.
To elect two Class I directors, Arnon Dinur and Nechemia Peres, each to hold office until our annual meeting of stockholders in 2029 and until his successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal;

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.	To conduct any other business properly brought before the Annual Meeting.
We have elected to provide internet access to our proxy materials, which include the proxy statement for our Annual Meeting (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with the Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access our Annual Meeting materials.
On or about April 8, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”). The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail. The Proxy Statement and our Annual Report can be accessed directly at the internet address www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.
Our board of directors has fixed the close of business on March 23, 2026 as the record date for the Annual Meeting. Only stockholders of record at the close of business on March 23, 2026 are entitled to notice of, and to vote at, the Annual Meeting. The Annual Meeting may be continued, postponed or adjourned from time to time without notice other than by announcement at the Annual Meeting or through the weblink to the Annual Meeting at www.virtualshareholdermeeting.com/VIA2026 on May 18, 2026. A list of our record stockholders as of the close of business on the record date for the Annual Meeting will be made available to stockholders online during the Annual Meeting for those that attend. In addition, for the ten days prior to the Annual Meeting, the stockholder list will be available at 114 5th Ave, 17th Floor, New York, NY 10011 for examination by any stockholder for any purpose relating to the Annual Meeting.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.
By Order of the Board of Directors

Daniel Ramot
Chief Executive Officer and Chairman of the Board of Directors
April 8, 2026

VIA TRANSPORTATION, INC.
PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
i

Via Transportation, Inc.
114 5th Ave, 17th Floor
New York, NY 10011

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2026 at 9:00 a.m., Eastern Time
General Information
Our board of directors is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”) of Via Transportation, Inc., for the purposes set forth in this proxy statement for the Annual Meeting (the “Proxy Statement”). The Annual Meeting will be held virtually via a live webcast on the internet on May 18, 2026 at 9:00 a.m., Eastern Time. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) is first being mailed on or about April 8, 2026 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our Class A common stock and/or shares of our Class B common stock at the close of business on March 23, 2026, you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/VIA2026, and vote on the proposals described in this Proxy Statement. The holders of our Class A common stock and the holders of our Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders at the Annual Meeting. Each share of our Class A common stock entitles the holder to one (1) vote, and each share of our Class B common stock entitles the holder to ten (10) votes.
In this Proxy Statement, we refer to Via Transportation, Inc. as “Via,” “we,” “us,” or “our” and the board of directors of Via as “our board of directors.” The Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the Annual Report without charge by following the instructions in the Notice.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
Questions and Answers
What am I voting on?
There are two matters scheduled for a vote at the Annual Meeting:
•
Proposal One: Election of two Class I directors, Arnon Dinur and Nechemia Peres, each to hold office until our annual meeting of stockholders in 2029 and until his successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal; and

•	Proposal Two: Ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
What are the voting recommendations of our board of directors?
Our board of directors recommends that you vote “FOR” each of the two director nominees named in Proposal One, and “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm as described in Proposal Two.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 8, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record of shares of our Class A common stock and/or shares of our Class B common stock at the close of business on March 23, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. Each share of our Class A common stock entitles the holder to one (1) vote, and each share of our Class B common stock entitles the holder to ten (10) votes. The holders of our Class A common stock and the holders of our Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders at the Annual Meeting. On the Record Date, there were 77,390,574 shares of Class A common stock and 3,846,183 shares of Class B common stock outstanding.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were not held in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying shareholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee regarding how to vote the shares in your account. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/VIA2026.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders online during the Annual Meeting for those that attend. In addition, for the ten days prior to the Annual Meeting, the stockholder list will be available at 114 5th Ave, 17th Floor, New York, NY 10011 for examination by any stockholder for any purpose relating to the Annual Meeting.
How do I attend and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/VIA2026 by logging in with your control number. The meeting will start at 9:00 a.m., Eastern Time, on Monday, May 18, 2026. We recommend that you log in 15 minutes before 9:00 a.m., Eastern Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate in the Annual Meeting are available at www.proxyvote.com.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/VIA2026 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.
How do I vote?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”
•
To vote in advance of the Annual Meeting (i) through the internet, go to www.proxyvote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card, or instructions that accompanied your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m., Eastern Time on May 17, 2026 to be counted.

•
To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/VIA2026, starting at 9:00 a.m., Eastern Time, on Monday, May 18, 2026. You will need to enter the 16-digit control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/VIA2026.
How many votes do I have?
Each holder of shares of our Class A common stock will have one (1) vote per share held as of the close of business on the Record Date, and each holder of shares of our Class B common stock will have ten (10) votes per share held as of the close of business on the Record Date. The holders of our Class A common stock and the holders of our Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders at the Annual Meeting.
What if another matter is properly brought before the Annual Meeting?
Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card, or online during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote or revoke my proxy after submitting a proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•	Submit another properly completed proxy card with a later date.

•	Grant a subsequent proxy by telephone or through the internet.
•	Send a timely written notice that you are revoking your proxy to our Secretary via email at legal@ridewithvia.com.
•
Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors:
•	“FOR” the election of each of the two nominees for Class I director, and
•	“FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?
If you are a beneficial owner and do not instruct your brokerage firm, bank, or other nominee how to vote your shares, your shares will be considered “uninstructed” and the question of whether your nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokerage firms, banks, and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation, and certain corporate governance proposals, even if management-supported.
Accordingly, your brokerage firm, bank, or other nominee may vote your shares on Proposal Two without your instructions. Your brokerage firm, bank, or other nominee may not, however, vote your shares on Proposal One without your instructions, which would result in a “broker non-vote” and your shares would not be counted as having been voted on Proposal One. Please instruct your brokerage firm, bank, or other nominee to ensure that your vote will be counted.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your nominee.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the brokerage firm, bank, or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count:
•	For the proposal to elect two Class I directors, votes “FOR,” “WITHHOLD,” and broker non-votes; and,
•	For the proposal to ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026, votes “FOR,” “AGAINST,” and abstentions.
How many votes are needed to approve each proposal?
Proposal One. Directors are elected by a plurality vote. “Plurality” means that the two director nominees for Class I who receive the largest number of votes cast “FOR” such nominees will be elected as directors. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote (in other words, where a brokerage firm has not received voting instructions from the beneficial owner and for which the brokerage firm does not have discretionary power to vote on a particular matter), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.
Proposal Two. The ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of the holders of a majority of the total number of votes of our capital stock present virtually at the meeting or represented by proxy and entitled to vote thereon. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting either by virtual attendance or by proxy. On the Record Date, there were 77,390,574 shares of our Class A common stock and 3,846,183 shares of our Class B common stock outstanding and entitled to vote.
Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the stockholders entitled to vote at the meeting and present either by virtual attendance or by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.
When are stockholder proposals due for next year’s annual meeting?
Requirements for stockholder proposals to be considered for inclusion in our proxy materials. To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be submitted in writing by December 9, 2026, to our Secretary at 114 5th Ave, 17th Floor, New York, NY 10011, Attention: Legal.
Requirements for stockholder proposals to be brought before the annual meeting. Our amended and restated bylaws provide that, for stockholder proposals that are not to be included in next year’s proxy materials to be considered at an annual meeting, stockholders must give timely advance written notice thereof to our Secretary at 114 5th Ave, 17th Floor, New York, NY 10011, Attention: Legal. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2027 annual meeting of stockholders that is not to be included in next year’s proxy materials must be received by our Secretary in writing not later than the close of business on February 17, 2027 nor earlier than the close of business on January 18, 2027. However, if our 2027 annual meeting of stockholders is not held between April 23, 2027 and June 12, 2027, the notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of our 2027 annual meeting of stockholders is mailed or public disclosure of the date of the 2027 annual meeting of stockholders is made, whichever first occurs. Any such notice to the Secretary must include the information required by our amended and restated bylaws.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2027 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2027.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

Information Regarding the Board of Directors and Corporate Governance
The following table sets forth the names of the Class I director nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence, and position or office held with us as of March 31, 2026:

Name	Age	Independent	Title
Class I director nominees(1)
Arnon Dinur(3)	55	☑	Director
Nechemia Peres(4)	67	☑	Director
Class II directors(1)
Guido de Boer(2)(3)	54	☑	Director
William Nix(2)(4)	41	☑	Director
Class III directors(1)
Daniel Ramot	50		Chief Executive Officer and Chairman
Charles H. Rivkin*(3)(4)	63	☑	Director
Sarah E. Smith(2)	67	☑	Director

*	Lead independent director.
(1)
Class I director nominees are up for election at the Annual Meeting and will continue in office until the 2029 annual meeting of stockholders. Class II directors will continue in office until the 2027 annual meeting of stockholders. Class III directors will continue in office until the 2028 annual meeting of stockholders.

(2)	Member of the audit committee.
(3)	Member of the nominating and corporate governance committee
(4)	Member of the compensation committee.
Set forth below is biographical information for the Class I director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
Nominees for Election at the Annual Meeting
Arnon Dinur has served as a member of our board of directors since September 2013. Since June 2009, Mr. Dinur has also served as Partner at 83North, a venture capital firm. Previously, he spent seven years with SanDisk, the world leader in Flash memory cards, as Senior Vice President leading SanDisk’s mobile strategy. He joined SanDisk as part of the company’s $1.6 billion acquisition of M-Systems in 2006. While at M-Systems, he was Senior Vice President of Strategy and M&A. Prior to that, he was the Corporate Vice President and General Manager of the DiskOnKey division at M-Systems. He currently serves as a Partner of 83North and on the board of directors of a number of privately held companies. He also served on the board of directors of Marqeta, Inc. from September 2013 to July 2024. He holds a Master of Business Administration from the University of Texas at Austin as well as a Bachelor of Laws and a Bachelor of Arts in Accounting from Tel Aviv University. Mr. Dinur is qualified to serve on our board of directors because of his extensive experience as an executive at high-growth technology companies, his experience in venture capital, and his experience serving on the boards of directors of public companies in the technology industry.
Nechemia Peres has served as a member of our board of directors since 2015. He is a Co-Founder and Managing Partner of Pitango Venture Capital. He began his career in the venture capital world as founder and Managing Partner of MOFET Israel Technology Fund and later co-founded and chaired the Israel Venture Association. Prior to his work in venture capital, he held managerial positions in the software industry at Decision Systems Israel and at the engineering department of Israel Aerospace Industries. He also served for ten years as a pilot in the Israeli Air Force. He currently serves on the boards of directors of Taboola.com Ltd. and numerous Pitango Venture Capital portfolio companies and served on the board of directors of Azrieli Group, Idomoo Ltd., Masterschool LTD, Duda, Inc., and Venn 2014 Ltd. He is also the chairman of the Peres Center for Peace and Innovation, a not-for-profit organization, and serves on the board of directors of other non-profit organizations. In 2020, he co-founded the COVID-19 relief Israeli Solidarity Fund together with MATAN, the Israeli branch of United Way. He holds a B.Sc. in Industrial Engineering and Management, and an M.B.A. from Tel Aviv University. Mr. Peres was selected to serve on our board of directors because of his extensive experience in the venture capital industry and his knowledge of high-growth technology companies, as well as his experience serving on the boards of public companies.

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
Guido de Boer has served as a member of our board of directors since September 2025. Mr. de Boer has served as Chief Financial Officer of Exor N.V., a diversified holding company listed on the Amsterdam Stock Exchange, since November 2022. Prior to joining Exor, he spent 18 years at Heineken N.V., where he held various senior financial leadership roles across multiple geographies, culminating in his position as Global Head of Corporate Development, overseeing strategy and mergers & acquisitions. Mr. de Boer has served as a director of Juventus Football Club S.p.A. since November 2025. He began his professional career in investment banking in 1997, advising consumer and media companies on M&A and capital market transactions. Over the course of his career, he has had executive responsibility for a broad range of functions, including Strategy Accounting & Reporting, Tax & Treasury, M&A, Investor Relations, Legal, Procurement, and IT. He holds a Master’s degree in Economics from Erasmus University Rotterdam. Mr. de Boer is qualified to serve on our board of directors because of his experience as a seasoned financial executive with extensive international experience in listed companies.
William Nix has served as a member of our board of directors since 2021. He currently serves as a Partner at Asymmetry Holdings, an investment holding company that invests in options in financial services, technology and public policy. Before Asymmetry, he was a Partner at Millstein & Co., a multiline financial advisory and investment firm that was acquired by Guggenheim in 2018. At Millstein, his responsibilities included general strategic matters of the firm and special situations investments, primarily in financial institutions. He previously served at the U.S. Department of the Treasury with management responsibility for investments made in large financial institutions. He started his career as an investment banker at Lazard Freres & Co. He holds an A.B. in Government from Dartmouth College. Mr. Nix is qualified to serve on our board of directors because of his extensive experience in the finance industry and his experience in the highest levels of government.
Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders
Daniel Ramot is the Co-Founder, Chief Executive Officer and Chairman of Via. Prior to Via, Mr. Ramot built supercomputers designed to discover new pharmaceutical drugs at D. E. Shaw Research and developed avionic systems for F-15s and F-16s for the Israeli Air Force. Mr. Ramot has served as a non-executive director of Stellantis N.V. since April 2025. He holds a B.Sc. in Physics and Mathematics from The Hebrew University, an M.Sc. in Electrical Engineering from Tel Aviv University, and a PhD in neuroscience from Stanford University and is a graduate of the Israel Defense Forces’ elite Talpiot program. He has served as a member of our board of directors since inception. Mr. Ramot is qualified to serve on our board of directors because of the perspective and experience he brings as a co-founder and as our Chief Executive Officer.
Charles H. Rivkin has served as a member of our board of directors since 2019. He currently serves as the Chairman and CEO of the Motion Picture Association (“MPA”) and leads the MPA’s global mission to advance and support the film, television, and streaming content industry. Prior to joining the MPA, he was the U.S. Assistant Secretary of State for Economic and Business Affairs from February 2014 to January 2017, where he was responsible for managing international trade negotiations, intellectual property rights protection, transportation, and global internet policy, among other major policy issues. He also served as the U.S. Ambassador to France from July 2009 to November 2013. He holds a B.A. from Yale University and an M.B.A. from Harvard Business School. Mr. Rivkin is qualified to serve on our board of directors because of his management experience as the leader of a major trade association and his extensive experience working in government affairs and diplomacy.
Sarah E. Smith has served as a member of our board of directors since 2021. She has over 40 years of experience in the accounting and auditing profession, including 25 years with Goldman Sachs, where she was a member of the Management Committee and served as Chief Accounting Officer, Controller, and Chief Compliance Officer. She also served on several Goldman Sachs committees, including the Risk Committee, Investment Policy Committee, and Reputational Risk Committee. Earlier in her career, she worked as an auditor at KPMG for 8 years. She has served on the board of directors of Aon plc since 2023, currently serving on the finance committee, and Klarna Group plc since 2020, currently serving on the audit committee. She is a Fellow of the Institute of Chartered Accountants in England and Wales and holds a Diploma in Accounting from City of London. Ms. Smith is qualified to serve on our board of directors because of her extensive expertise with auditing, accounting, compliance, and finance and her past service as a member of the Board of Trustees of the Financial Accounting Foundation as well as her service on the U.S. Treasury Department’s Advisory Committee on the Auditing Industry.

Board of Directors
Our business and affairs are managed under the direction of our board of directors. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the number of members of our board of directors shall be established from time to time by our board of directors. Our board of directors is currently composed of seven members. Daniel Ramot serves as the chairman of our board of directors.
Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our current directors are divided among the three classes as follows:
•	the Class I directors are Arnon Dinur and Nechemia Peres, and their terms will expire at the Annual Meeting;
•	the Class II directors are Guido de Boer and William Nix, and their terms will expire at 2027 annual meeting of stockholders; and
•	the Class III directors are Daniel Ramot, Charles H. Rivkin, and Sarah E. Smith, and their terms will expire at the 2028 annual meeting of stockholders.
At each annual meeting of stockholders, upon the expiration of the term of a class of directors, the successor to each director in the class will be elected to serve from the time of election and qualification until the third annual meeting following their election and until a successor is duly elected and qualified, in accordance with our amended and restated certificate of incorporation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.
We have entered into a voting and support agreement with certain of our existing stockholders that provides certain rights to Exor N.V. (the “Voting and Support Agreement”). For additional information, see the section titled “Certain Relationships and Related Party Transactions—Voting and Support Agreement.”
The classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Independence of our Board of Directors
Our Class A common stock is listed on the New York Stock Exchange (“NYSE”). Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that the director does not have a material relationship with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company) that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has affirmatively determined that Guido de Boer, Arnon Dinur, William Nix, Nechemia Peres, Charles H. Rivkin, and Sarah E. Smith each meet the definition of “independent” under the listing standards of the NYSE and the applicable rules and regulations of the SEC. In making these determinations, our board of directors considered the current and prior relationships that each director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” In addition to determining whether each director satisfies the director independence requirements set forth in the listing requirements of NYSE, in the case of members of the audit committee and compensation committee, our board of directors made an affirmative determination that such members also satisfy separate independence requirements and current standards imposed by the SEC.
There are no family relationships among any of our directors or executive officers.

Lead Independent Director
Our board of directors currently believes that it is in the best interests of our company and our stockholders for our Co-Founder and Chief Executive Officer, Mr. Ramot, to serve as both Chief Executive Officer and Chairman given his knowledge of our company and industry and his strategic vision. Because Mr. Ramot has served and continues to serve in both these roles, our board of directors has appointed a lead independent director, Charles H. Rivkin. The lead independent director’s responsibilities include, but are not limited to: presiding over all meetings of the board of directors at which the chairman of our board of directors is not present, including any executive sessions of the independent directors; calling meetings or separate sessions of the independent directors; approving meeting schedules and agendas for our board of directors; approving information sent to our board of directors; acting as the liaison between the independent directors and the Chief Executive Officer and Chairman; and, when appropriate, meeting or otherwise communicating with our major stockholders or other constituencies. Our corporate governance guidelines provide the flexibility for our board of directors to modify our leadership structure in the future as it deems appropriate.
Committees of the Board of Directors
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Our board of directors may, from time to time, establish other committees.
Our board of directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for our company. Our board of directors plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.
While our board of directors has overall responsibility for evaluating key business risks, its committees monitor and report to our board of directors on certain risks. Our audit committee is responsible for assisting our board of directors in its oversight of risk management pertaining to financial, accounting and tax matters, the integrity of the Company’s financial statements, accounting and financial reporting processes and financial statement audits, and the effectiveness of the Company’s internal controls over financial reporting and disclosure. Our audit committee also monitors compliance with legal and regulatory requirements and directly supervises our internal audit function. Our compensation committee assesses and monitors risks associated with our compensation and employee benefit plans and practices. Our nominating and corporate governance committee oversees risks associated with director independence and the composition and organization of our board of directors, monitors the effectiveness of our corporate governance guidelines, and provides general oversight of other corporate governance policies and practices.
Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our board of directors is regularly informed through discussions with committee members about such risks. Our board of directors believes its administration of its risk oversight function is maintained effectively through this leadership structure.
Audit Committee
Our audit committee consists of Guido de Boer, William Nix, and Sarah E. Smith, with Sarah E. Smith serving as chair. Our board of directors has affirmatively determined that Guido de Boer, William Nix, and Sarah E. Smith each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 under the Exchange Act and the rules of NYSE. Each member of our audit committee also meets the financial literacy requirements of NYSE. In addition, our board of directors has determined that each of Guido de Boer, William Nix and Sarah E. Smith qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act. Our board of directors has adopted a written charter for the audit committee, which is available on our website at investors.ridewithvia.com.

Our audit committee is responsible for, among other things:
•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related person transactions; and
•	establishing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.
Compensation Committee
Our compensation committee consists of Arnon Dinur, William Nix, and Charles H. Rivkin, with Charles Rivkin serving as chair. Our board of directors has determined that Arnon Dinur, William Nix, and Charles H. Rivkin each meet the definition of “independent director” for purposes of serving on the compensation committee under the rules of NYSE. All members of our compensation committee are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. Our board of directors has adopted a written charter for the compensation committee, which is available on our website at investors.ridewithvia.com.
Our compensation committee is responsible for, among other things:
•	reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers;
•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, and any other compensatory arrangements for our executive officers;
•	overseeing our compensation and employee benefit plans; and
•	appointing and overseeing any compensation consultants.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Guido de Boer, Nechemia Peres, and Charles H. Rivkin, with Nechemia Peres serving as chair. Our board of directors has determined that Guido de Boer, Nechemia Peres, and Charles H. Rivkin each meet the definition of “independent director” for purposes of serving on the nominating and corporate governance committee under the rules of NYSE. Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on our website at investors.ridewithvia.com. Our nominating and corporate governance committee also considers director candidates recommended by our stockholders as it deems appropriate.
Our nominating and corporate governance committee is responsible for, among other things:
•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•	evaluating the overall effectiveness of our board of directors and its committees; and
•	reviewing developments in corporate governance compliance and developing and recommending to our board of directors a set of corporate governance guidelines.

Compensation Committee Interlocks and Insider Participation
During fiscal year 2025, our compensation committee was composed of Arnon Dinur, William Nix, and Charles H. Rivkin, with Charles Rivkin serving as chair. None of the members of our compensation committee are currently, or have been at any time, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of another entity that has one or more executive officers serving on our board of directors or compensation committee.
Board Meetings and Committees
Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met seven times during the fiscal year ended December 31, 2025 (“fiscal year 2025”). The audit committee met three times during fiscal year 2025. The compensation committee met two times during fiscal year 2025. The nominating and corporate governance committee, which was established upon our initial public offering in September 2025, did not meet during fiscal year 2025. During fiscal year 2025, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. We encourage our directors and nominees for director to attend our Annual Meeting.
As required under applicable NYSE listing standards, our non-management directors meet in regularly scheduled executive sessions at which only non-management directors are present. Mr. Rivkin, our lead independent director, presides over these executive sessions.
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our policies, our amended and restated certificate of incorporation and amended and restated bylaws, our corporate governance guidelines, and the requirements of applicable law. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and amended and restated bylaws, using the same criteria to evaluate all such candidates.
A stockholder that wishes to recommend a candidate for election to our board of directors may send a letter directed to our Secretary at 114 5th Ave, 17th Floor, New York, NY 10011. The letter must include, among other things, the candidate’s name, business and residence address, biographical data, and the number of shares held. Additional information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our board of directors is set forth in our amended and restated bylaws.
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the nominating and corporate governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Director Qualifications
Our board of directors considers the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory and NYSE listing requirements and the provisions of our amended and restated certificate of incorporation, amended and restated bylaws, corporate governance guidelines, and charters of the board committees. Our nominating and corporate governance committee considers knowledge, experience, skills, expertise, diversity of experience and other relevant factors that our nominating and corporate governance committee considers appropriate in the context of the needs of our board of directors. Our nominating and corporate governance committee also considers the overall mix of tenures on our board of directors and each director’s performance and suitability.
Stockholder Communications with the Board of Directors
Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Secretary at 114 5th Ave, 17th Floor, New York, NY 10011. Consistent with our corporate governance guidelines, management will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate director(s) or, if none is specified, to the chairperson of the board of directors or the lead independent director.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines to ensure that our board of directors has the necessary practices in place to review and evaluate Via’s business operations and make decisions that are independent of our management. The corporate governance guidelines set forth the practices our board of directors follows with respect to board composition and selection, board meetings and involvement of senior management, executive officer performance evaluation and succession planning, board compensation and director education. The corporate governance guidelines, as well as the charters for each committee of our board of directors, are posted on our website at investors.ridewithvia.com.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all our employees, officers, and directors. All of our independent contractors, vendors, and consultants must also review and comply with the Code of Business Conduct and Ethics. The full text of our Code of Business Conduct and Ethics is posted on our website at investors.ridewithvia.com. We intend to disclose on our website any future amendments of our Code of Business Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or our directors from provisions in the Code of Business Conduct and Ethics. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement, and you should not consider information on our website to be part of this Proxy Statement.
Restrictions on Hedging, Short Sales, and Pledging
Our board of directors has adopted an insider trading policy that applies to all of our employees, officers, and directors as well the family members and any other person or entity whose security trading decisions are influenced or controlled by such persons. We also may determine that other people, such as contractors or consultants who have access to material nonpublic information, should be subject to this policy. This policy prohibits insider trading and specific transactions, including but not limited to, (i) trading in options, warrants, puts and calls or similar instruments on Via securities, (ii) short sales, (iii) purchasing Via securities on margin, (iv) hedging transactions with respect to Via securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, and collars, and (v) short-term trading and standing and limit orders. In addition, pledging Via securities as collateral for a loan is generally prohibited, with limited exceptions for directors and officers, following review and approval.
Equity Grant Practices
Our equity incentive awards are designed to recognize the contributions of our NEOs and to provide a meaningful incentive for sustained long-term performance. These awards reflect the impact of our leadership team in driving Company growth, and executing strategic initiatives, while also supporting retention in a competitive market for executive talent.
We believe equity compensation is a critical component of our executive compensation program, as it directly aligns the interests of our NEOs with those of our shareholders, reinforces an ownership mindset, and links realized compensation to long-term Company performance.
The Compensation Committee, under the oversight of our Board of Directors, periodically reviews the equity incentive compensation of our NEOs and may grant equity awards from time to time as it deems appropriate, taking into account individual performance, Company performance, market practices, and retention considerations.
The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of option awards, and we do not time the disclosure of such material nonpublic information for purposes of affecting the exercise price of such awards or the value of executive compensation. During fiscal year 2025, we did not grant any option awards to our NEOs.

Compensation Recovery Policy
In September 2025, our compensation committee adopted a policy for the recovery of certain incentive-based compensation from current and former executive officers in the event of a “material” financial restatement, regardless of whether the executive was at fault, in accordance with rules issued by the SEC and NYSE. The policy allows for the recovery of compensation that is erroneously received during the three-year period preceding the date our is required to prepare an accounting restatement of previously issued financial statements of our company due to the material noncompliance of our company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously-issued financial statements that is material to the previously-issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. There are limited exceptions to recovery of erroneously awarded compensation under the policy and indemnification of executive officers is prohibited. Cash incentives under our cash bonus program are generally not expected to constitute incentive-based compensation subject to recovery under the policy to the extent such awards are earned solely upon satisfaction of strategic or operational metrics and are not based wholly or in part on financial reporting measures. In addition, our equity awards for executive officers generally would not be subject to recovery under the policy to the extent such awards are not contingent upon the attainment of any financial reporting measures and vesting is contingent solely upon completion of a specific employment period. During fiscal year 2025, there were no events that triggered a right to a recovery of compensation from any of our current or former executive officers pursuant to this policy.

Director Compensation
Director Compensation Table
The following table sets forth information regarding compensation earned by or paid to our directors for fiscal year 2025, other than Daniel Ramot, our Chief Executive Officer and Chairman, who is also a member of our board of directors but did not receive any additional compensation for service as a director. The compensation of Mr. Ramot as a named executive officer is set forth below under “Executive Compensation Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)(4)
Guido de Boer(1)	$15,217	$249,964	$265,181
Arnon Dinur	$12,935	$249,964	$262,899
William Nix	$15,978	$249,964	$265,942
Noam Ohana(2)	—	—	—
Nechemia Peres	$13,696	$249,964	$263,660
Charles H. Rivkin	$22,826	$249,964	$272,790
Sarah E. Smith	$16,739	$249,964	$266,703

(1)	Mr. de Boer joined our board of directors in September 2025.
(2)	Mr. Ohana resigned as a member of our board of directors in September 2025.
(3)
The amounts reported represent the aggregate grant-date fair value of RSU (as defined below) awards granted during fiscal year 2025 under the 2025 Plan (as defined below). The grant-date fair value of RSUs is based on the offering price of our initial public offering of our Class A common stock on September 11, 2025. These amounts do not reflect the actual value that may ultimately be realized by the director.

(4)
The following table sets forth information regarding RSUs granted to our non-employee directors during fiscal year 2025 and the aggregate number of shares of our common stock underlying outstanding RSUs held by each non-employee director as of December 31, 2025:

Name	Number of Shares Underlying Stock Options Held as of December 31, 2025(1)	Number of Shares Underlying RSUs Granted During the Fiscal Year Ended December 31, 2025(2)	Number of Shares Underlying RSUs Held as of December 31, 2025(3)
Guido de Boer	—	5,434	5,434
Arnon Dinur	—	5,434	5,434
William Nix	—	5,434	5,434
Noam Ohana	—	—	—
Nechemia Peres	—	5,434	5,434
Charles H. Rivkin	130,000	5,434	5,434
Sarah E. Smith	65,000	5,434	5,434

(1)	The amounts reported in this column represent stock options granted in prior years that remained outstanding as of December 31, 2025.
(2)	RSUs represents the right to receive shares of our Class A common stock upon vesting, subject to the terms and conditions of the applicable award agreement under the 2025 Plan.
(3)	The amounts reported in this column represent the aggregate number of shares underlying unvested RSU awards outstanding as of December 31, 2025.
Non-Employee Director Compensation Program
We have adopted a non-employee director compensation program in connection with the completion of our initial public offering, pursuant to which our non-employee directors are generally eligible to receive annual cash retainers and equity awards for service on our board of directors and committees thereof (the “Director Compensation Program”).
Equity Compensation
Each non-employee director will be eligible to receive a restricted stock unit award (“RSU”) with a grant date fair value of $200,000 as soon as practicable following commencement of service and thereafter following full vesting of their prior RSU grant. Each such award will vest in four equal quarterly installments, subject to the non-employee director’s continuous service on our board of directors through the applicable vesting date.

Pursuant to the Director Compensation Program, an award of RSUs was granted to each individual who is a non-employee member of our board of directors in connection with our initial public offering. Each of such awards has a grant date fair value of $250,000 and vests over a period of 15 months following the grant date, with 80% of the award vesting on the one-year anniversary of the grant date and the remaining portion vesting on the 15-month anniversary of the grant date, in each case subject to such director’s continuous service on our board of directors through the applicable vesting date.
Cash Compensation
Pursuant to the Director Compensation Program, in addition to the equity awards, our non-employee directors are eligible to receive annual cash retainers as set forth below. These annual cash retainers are payable quarterly and pro-rated for partial quarters of service.
•	$35,000 annual cash retainer for service as a board member and an additional annual cash retainer of $20,000 for service as lead independent director of our board of directors;
•
$10,000 annual cash retainer for service as a member of the audit committee and $20,000 annual cash retainer for service as chair of the audit committee (in lieu of the committee member service retainer);

•
$7,500 annual cash retainer for service as a member of the compensation committee and $15,000 annual cash retainer for service as chair of the compensation committee (in lieu of the committee member service retainer); and

•
$5,000 annual cash retainer for service as a member of the nominating and corporate governance committee and $10,000 annual cash retainer for service as chair of the nominating and corporate governance committee (in lieu of the committee member service retainer).

Expenses
We will reimburse each eligible non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of our board of directors and any committee of the board. Our directors are also encouraged and provided with opportunities to participate in educational programs that would assist them in discharging their duties as a member of our board of directors.

Proposal One

Election of Directors
Our board of directors currently consists of seven members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
Our directors are divided into three classes as follows:
•	the Class I directors are Arnon Dinur and Nechemia Peres, and their terms will expire at the Annual Meeting;
•	the Class II directors are Guido de Boer and William Nix, and their terms will expire at 2027 annual meeting of stockholders; and
•	the Class III directors are Daniel Ramot, Charles H. Rivkin, and Sarah E. Smith, and their terms will expire at the 2028 annual meeting of stockholders.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on our board of directors resulting from the death, resignation, retirement, disqualification or removal of a director, or from an increase in the number of directors constituting the entire board of directors or otherwise, may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Via.
Each of Arnon Dinur and Nechemia Peres is currently a member of our board of directors, and, at the recommendation of our nominating and corporate governance committee, has been nominated for reelection to serve as a Class I director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2029 and until his or her successor has been duly elected and qualified, or until the director’s earlier death, resignation, retirement, disqualification or removal.
Directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. Accordingly, the two nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our board of directors. Broker non-votes will have no effect on the outcome of this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH CLASS I
DIRECTOR NOMINEE NAMED ABOVE.

Proposal Two

Ratification of Independent Registered Public Accounting Firm
The audit committee of our board of directors has selected Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed that management submit the selection of Deloitte as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte has served as our independent registered public accounting firm since 2021. Representatives of Deloitte are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the audit committee of our board of directors is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the audit committee of our board of directors will review its future selection of Deloitte as our independent registered public accounting firm. Even if the selection is ratified, the audit committee of our board of directors may, in its sole discretion, direct the appointment of different independent auditors at any time during the fiscal year if they determine that such a change would be in the best interests of Via and its stockholders.
The affirmative “FOR” vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon will be required to ratify the selection of Deloitte. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Deloitte for the periods set forth below.

	Fiscal Year Ended December 31,
	2025	2024
	(in thousands)
Audit Fees(1)	$2,222	$720
Audit-Related Fees	—	—
Tax Fees(2)	107	86
All Other Fees	—	—
Total Fees	$2,329	$806

(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements. For the fiscal year ended December 31, 2025, this category also included fees for services provided in connection with our initial public offering.

(2)	Tax fees consist of fees related to services for tax compliance, tax advice, and tax planning matters.
Pre-Approval Policies and Procedures
The audit committee approves all audit and non-audit related services that our independent registered public accounting firm provides to us in accordance with our Auditor Services Pre-Approval Policy. Pre-approval may be given as part of our audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
All of the services relating to the fees described in the table above were pre-approved by our audit committee in accordance with our audit committee’s pre-approval policies and procedures.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL
YEAR 2026

Report of the Audit Committee of the Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with our management. The audit committee has also reviewed and discussed with Deloitte, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with Deloitte the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and filed with the SEC.
Members of the Audit Committee
Sarah E. Smith, Chair
Guido de Boer
William Nix
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Via under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive Officers
The following table sets forth information for our executive officers as of March 31, 2026:

Name	Age	Title
Daniel Ramot	50	President, Chief Executive Officer and Chairman
Clara Fain	40	Chief Financial Officer
Erin H. Abrams	46	Chief Legal Officer

Biographical information for Daniel Ramot is included above with the director biographies in the section titled “Information Regarding the Board of Directors and Corporate Governance.”
Clara Fain has served as our Chief Financial Officer since 2017 and oversees our global finance organization. She joined Via in 2016 as Head of Finance. Prior to joining Via, Clara was a vice president in the Merchant Banking Division at Goldman Sachs where she focused on private equity and growth investments in the consumer, technology and telecommunications industries. She was appointed to the board of directors of Iveco Group N.V in April 2025. Earlier in her career, she worked as an investment banker at Rothschild & Cie in Paris and TAP Advisors in New York City. She holds an M.S. in Engineering from Mines Paris.
Erin H. Abrams has served as our Chief Legal Officer since 2014 and leads our legal, risk, and compliance functions. Prior to joining Via, she was a Senior Vice President and Senior Compliance Officer in the Institutional Clients Group at Citigroup in New York. Prior to Citigroup, she was a litigator in the white collar and securities group at the law firm of Fried Frank Harris Shriver & Jacobson LLP. She is also the Vice President of the Board of Directors of Urban Pathways, a non-profit that provides services to homeless New Yorkers. She holds a B.A. in Political Science from Duke University and a J.D. from Harvard Law School.

Executive Compensation
Our compensation programs are designed to:
•	attract, incentivize, and retain employees at the executive level who contribute to our long-term success;
•	provide compensation packages to our executives that are fair and competitive, and that reward the achievement of our business objectives; and
•	effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the creation of long-term value for our stockholders.
During fiscal year 2025 the Company retained Compensia as an independent executive compensation consultant. Compensia worked with our compensation committee and management to provide benchmarking, market information, and peer group analysis to support our compensation committee’s review and evaluation of executive compensation and non-employee director compensation. Compensia assisted our compensation committee in developing and refining our executive compensation program, including developing an appropriate group of peer companies, and evaluating the overall compensation of our executive officers and non-employee directors. Compensia also advised our compensation committee on assessing each element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation-related services to us.
Our named executive officers (“NEOs”), consisting of our principal executive officer and the next two most highly compensated executive officers, for the fiscal year ended December 31, 2025 were:
•	Daniel Ramot, our Chief Executive Officer;
•	Clara Fain, our Chief Financial Officer; and
•	Erin H. Abrams, our Chief Legal Officer.
Summary Compensation Table
The following table presents the compensation awarded to or earned by or paid to our NEOs for the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Fiscal Year Ended December 31,	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Daniel Ramot Chief Executive Officer and Chairman	2025	$475,000	$200,000	$58,168,841(3)	—	$7,000	$58,850,841
	2024	$475,000	—	—	$9,009,000	$6,900	$9,490,900
Clara Fain Chief Financial Officer	2025	$450,000	$100,000	$17,795,849(4)	—	$7,000	$18,352,849
	2024	$450,000	—	—	$3,003,000	$6,900	$3,459,900
Erin Abrams Chief Legal Officer	2025	$400,000	$75,000	$3,999,976	—	$7,000	$4,481,976
	2024	$400,000	—	—	$900,900	$6,900	$1,307,800

(1)	The amounts reported in this column represent discretionary cash bonuses earned for fiscal year 2025 performance that were paid in 2026.
(2)
The amounts reported in this column represent the aggregate grant-date fair value of restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted during fiscal year 2025, calculated in accordance with FASB ASC Topic 718. The grant-date fair value of RSUs, which are subject to service-based vesting conditions, is measured based on the fair value of the underlying shares on the grant date. The grant-date fair value of PSUs, which are subject to service and market-based vesting conditions, is determined using a Monte Carlo valuation model. The assumptions used in calculating these amounts are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These amounts do not necessarily reflect the actual economic value that may ultimately be realized by the NEOs.

(3)
The aggregate grant-date fair value of the RSUs is $16,656,968. The aggregate grant-date fair value of the PSUs is $41,511,873. The maximum aggregate grant-date fair value of the PSUs is $94,389,470, assuming achievement at the highest level of performance. As of December 31, 2025, the value of the PSUs was $0, as none of the applicable performance conditions had been achieved as of such date.

(4)
The aggregate grant-date fair value of the RSUs is $8,999,992. The aggregate grant-date fair value of the PSUs is $8,795,857. The maximum aggregate grant-date fair value of the PSUs is $19,999,972, assuming achievement at the highest level of performance. As of December 31, 2025, the value of the PSUs was $0, as none of the applicable performance conditions had been achieved as of such date.

(5)
The amounts reported in this column reflect the aggregate grant date fair value of option awards granted during fiscal year 2024 as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of the equity awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The NEOs will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of the shares underlying such stock options. No stock options were granted to NEOs during fiscal year 2025.

(6)	The amounts reported in this column represent our matching contribution under our 401(k) plan for each NEO for the 2025 plan year.
Narrative Disclosure to the 2025 Summary Compensation Table
For the year ended December 31, 2025, the compensation for our NEOs generally consisted of a base salary, equity awards and non-equity cash compensation. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain the executive talent that is fundamental to our success. Below is a more detailed summary of the current executive compensation program as it relates to our NEOs.
Base Salary
The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The base salaries of our NEOs are an important part of their total compensation package. Each of our NEOs received a fixed base salary from us in respect of fiscal year 2025. The base salary payable to each NEO is reviewed on an annual basis and is determined taking into account numerous relevant factors, including (a) the individual’s qualifications, experience, scope of responsibilities, and geographic location, (b) compensation amounts paid to similarly situated executives at peer companies, (c) the individual’s historical compensation level, and (d) internal pay positioning.
The actual salaries paid to each NEO for fiscal year 2025 are set forth in the Summary Compensation Table above in the column titled “Salary.”
Equity Incentive Compensation
We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Accordingly, our board of directors periodically reviews the equity incentive compensation of our NEOs and from time to time may grant equity incentive awards to them. We currently maintain the Via Transportation, Inc. 2025 Omnibus Incentive Plan (the “2025 Plan”), pursuant to which employees, consultants and directors of our company performing services for us, including our NEOs, are eligible to receive awards.
Restricted stock unit awards
In connection with the completion of our initial public offering, each of our NEOs received time-based RSU awards under the 2025 Plan. The RSU awards vest over three years, with one-third of the award vesting on the first anniversary of the vesting commencement date and the remainder of the awards vesting in substantially equal quarterly installments thereafter, subject to continued service of our NEOs.
CEO Service Award
In connection with our initial public offering, our board of directors granted 362,108 RSUs to Daniel Ramot, our Chairman and Chief Executive Officer, under the 2025 Plan (the “CEO Service Award”).
The CEO Service Award is subject to a service-based vesting condition, with one third vesting after one year and the remaining portion vesting in eight substantially equal quarterly installments thereafter, in each case so long as Mr. Ramot remains in continuous service to our company in his position as Chief Executive Officer through the applicable vesting dates. See “—Change-in-Control and Severance Plan”, in the event that Mr. Ramot’s employment is terminated without cause or Mr. Ramot resigns employment for good reason, in either case, within the period commencing three months prior to and ending 12 months following a change in control (in each case, as defined in the Severance Plan (as defined below)), then, subject to Mr. Ramot’s timely execution and non-revocation of a release of claims, the vesting of the CEO Service Award will accelerate in full.

CEO Stock Price Award
Additionally, in connection with our initial public offering, our board of directors granted PSUs to Mr. Ramot with respect to 2,051,945 shares of Class A common stock under the 2025 Plan (the “CEO Stock Price Award”). We believe the CEO Stock Price Award serves to align Mr. Ramot’s interests with those of our stockholders by creating a strong, direct and visible link between Mr. Ramot’s incentives and our performance. The vesting of the CEO Stock Price Award is conditioned on satisfaction of certain service-based and stock price-based vesting conditions, with a performance period of seven years. The stock price-based vesting conditions are comprised of seven tranches that are eligible to vest based on the achievement of certain specified stock price targets measured on a 60-day average period, as set forth in the table below:

Tranche / Years of Service	Stock Price Target	Percentage of CEO Stock Price Award That Will Vest on Satisfaction of Stock Price Condition
1	$70	7.5%
2	$90	7.5%
3	$110	10%
4	$140	10%
5	$170	15%
6	$210	20%
7	$250	30%

Each tranche of the CEO Stock Price Award is subject to both a stock price-based vesting condition and a service-based vesting condition. Upon achievement of the applicable stock price-based vesting condition, the tranche will remain unvested until Mr. Ramot has satisfied the applicable service-based vesting condition, at which point the tranche will vest in full. In the event that Mr. Ramot’s employment ends due to his death or disability, the service-based vesting condition for the CEO Stock Price Award will be deemed satisfied as to all portions of the CEO Stock Price Award that have satisfied the stock price-based vesting condition within the 90 calendar days following the date of Mr. Ramot’s cessation of employment due to his death or disability. Further, in the event that Mr. Ramot’s employment is terminated without cause or he resigns for good reason within the period commencing three months prior to and ending 12 months following a change in control, then, subject to Mr. Ramot’s timely execution and non-revocation of a release of claims, the CEO Stock Price Award will vest as to all portions of the CEO Stock Price Award that have satisfied the stock price-based vesting condition as of the date of Mr. Ramot’s cessation of employment (or, if later, the closing of the change in control). In the event that Mr. Ramot’s employment is terminated without cause outside of the period commencing three months prior to and ending 12 months following a change in control, then, subject to Mr. Ramot’s timely execution and non-revocation of a release of claims, the CEO Stock Price Award will vest as to all portions of the CEO Stock Price Award that have satisfied the stock price-based vesting condition as of the date of Mr. Ramot’s cessation of employment.
CFO Stock Price Award
In connection with our initial public offering, our board of directors granted 434,782 PSUs to Ms. Fain with a notional value of $20,000,000 under the 2025 Plan (the “CFO Stock Price Award”). The number of PSUs issued under the CFO Stock Price Award was determined by dividing the notional value by the initial public offering price per share of our Class A common stock. As with the CEO Stock Price Award, we believe the CFO Stock Price Award serves to align Ms. Fain’s interests with those of our stockholders by creating a strong, direct and visible link between Ms. Fain’s incentives and our performance. The vesting of the CFO Stock Price Award is conditioned on satisfaction of the same service-based and stock price-based vesting conditions applicable to the CEO Stock Price Award as set forth above. In the event that Ms. Fain’s employment ends due to her death or disability, the service-based vesting condition for the CFO Stock Price Award will be deemed satisfied as to all portions of the CFO Stock Price Award that have satisfied the stock price-based vesting condition within the 90 calendar days following the date of Ms. Fain’s cessation of employment due to her death or disability. Further, in the event that Ms. Fain’s employment is terminated without cause or she resigns for good reason within the period commencing three months prior to and ending 12 months following a change in control, then, subject to Ms. Fain’s timely execution and non-revocation of a release of claims, the CFO Stock Price Award will vest as to all portions of the CFO Stock Price Award that have satisfied the stock price-based vesting condition as of the date of Ms. Fain’s cessation of employment (or, if later, the closing of the change in control). In the event that Ms. Fain’s employment is terminated without cause outside of the period commencing three months prior to and ending 12 months following a change in control, then, subject to Ms. Fain’s timely execution and non-revocation of a release of claims, the CFO Stock Price Award will vest as to all portions of the CFO Stock Price Award that have satisfied the stock price-based vesting condition as of the date of Ms. Fain’s cessation of employment.
Executive Service Awards
In connection with our initial public offering, our board of directors granted an aggregate of 1,320,645 RSUs to certain of our employees other than our Chairman and Chief Executive Officer under the 2025 Plan (collectively, the “Executive Service Awards”). Ms. Fain received 195,652 RSUs with a grant date fair value of $9,000,000 and Ms. Abrams received 86,956 RSUs with a grant date fair value of $4,000,000.
Each Executive Service Award is subject to a service-based vesting condition, with one third vesting after one year and the remaining portion vesting in eight substantially equal quarterly installments thereafter, in each case so long as the executive remains in continuous service to the Company in their position as executive through the applicable vesting dates. As described below under “—Change-in-Control and Severance Plan”, in the event that an NEO’s employment is terminated without cause or the NEO resigns employment for good reason, in either case within the period commencing three months prior to and ending 12 months following a change in control (in each case, as defined in the Severance Plan), then, subject to such NEO’s timely execution and non-revocation of a release of claims, the vesting of the Executive Service Award will accelerate in full.
Bonus
Cash Bonus Plan
Under our cash bonus program, all of our executives are eligible to receive cash bonuses in amounts determined by our compensation committee in its sole discretion, based on overall executive team performance and our financial performance goals for the applicable plan year.
The amounts reported in the “Bonus” column of the Summary Compensation Table represent discretionary cash bonuses awarded to our NEOs for fiscal year 2025, as determined by our compensation committee in its discretion based on overall executive team performance and Company financial performance.
Other Benefits
Employee Benefit Plans
Our NEOs participate on the same basis as our employees generally in a broad-based defined contribution retirement plan that provides our employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code. We currently make matching contributions into the 401(k) plan on behalf of participants equal to the greater of (i) $5,000 per year or (ii) 2% of the participant’s salary up to the employee compensation limit set by the Internal Revenue Service. Participants are immediately and fully vested in their voluntary contributions and all matching contributions.
Our NEOs are also eligible to participate in our other broad-based employee benefit plans, including our medical, dental, vision, disability, and life insurance plans, in each case on the same basis as our employees generally.

Outstanding Equity Awards as of December 31, 2025
The following table sets forth certain information about outstanding equity awards granted to our NEOs that remain outstanding as of December 31, 2025.

	Option Awards(1)					Stock Awards
Name	Grant Date	Options Exercisable (#)(2)	Options Unexercisable (#)(3)	Exercise Price	Expiration Date(4)	RSUs Unvested (#)	RSU Mkt. Value(15)	PSUs Unvested (#)(14)	PSU Mkt. Value(15)
Daniel Ramot	9/11/2025(13)	—	—	—	—	362,108	$10,504,753	2,051,945	$59,526,924
	2/19/2024(5)(7)	645,833	104,167(8)	$15.71	2/18/2034	—	—	—	—
	9/10/2020(5)(7)	250,000	—	$7.483	9/9/2030	—	—	—	—
	6/19/2019(6)(7)	100,000	—	$8.099	6/18/2029	—	—	—	—
Clara Fain	9/11/2025(13)	—	—	—	—	195,652	$5,675,865	434,782	$12,613,026
	2/19/2024(6)(7)	119,791	130,209(9)	$15.71	2/18/2034	—	—	—	—
	7/1/2022(6)(7)	170,833	29,167(10)	$13.15	6/30/2032	—	—	—	—
	9/10/2020(6)(7)	325,000	—	$7.483	9/9/2030	—	—	—	—
	6/19/2019(6)(7)	90,000	—	$8.099	6/18/2029	—	—	—	—
	6/27/2018(6)(7)	44,860	—	$6.57	6/26/2028	—	—	—	—
Erin Abrams	9/11/2025(13)	—	—	—	—	86,956	$2,522,594	—	—
	2/19/2024(6)(7)	35,937	39,063(11)	$15.71	2/18/2034	—	—	—	—
	7/1/2022(6)(7)	64,062	10,938(12)	$13.15	6/30/2032	—	—	—	—
	9/10/2020(6)(7)	60,000	—	$7.483	9/9/2030	—	—	—	—

(1)
All of the outstanding stock options were granted under the Via Transportation, Inc. 2012 Equity Incentive Plan and the Via Transportation, Inc. 2018 Equity Incentive Plan and represent options to purchase shares of our Class A common stock. The option awards vest over time subject to the continued service of the NEOs in accordance with the terms of the applicable award agreement.

(2)	The amounts reported in this column represent stock options that were vested and exercisable as of December 31, 2025.
(3)	The amounts reported in this column represent stock options that were unvested and not exercisable as of December 31, 2025.
(4)	The stock options expire ten years from the original grant date, unless earlier terminated in accordance with the terms of the applicable equity plan.
(5)	Vests as to 1/36 of the shares on each monthly anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.
(6)
Vests 25% on the one-year anniversary of the vesting commencement date, with the remaining 75% vesting in equal monthly installments over the next 36 months, in each case subject to continued service through the applicable vesting date.

(7)
100% of the shares subject to the option will vest immediately if, within twelve (12) months after or within three (3) months prior to the consummation of a change in control, we terminate the optionee’s employment with the Company for any reason other than “cause” (as defined in the applicable stock option agreement).

(8)
This option was granted on February 19, 2024, with an exercise price of $15.71 per share and a vesting commencement date of May 1, 2023. The award vests in equal monthly installments over 36 months, with 1/36th of the shares vesting on each monthly anniversary of the vesting commencement date, subject to Mr. Ramot’s continued service through each applicable vesting date. The option becomes fully vested on May 1, 2026. No one-year cliff applies to this award.

(9)
This option was granted on February 19, 2024, with an exercise price of $15.71 per share and a vesting commencement date of January 1, 2024. The award vests 25% on January 1, 2025, with the remaining 75% vesting in equal monthly installments over the subsequent 36 months, in each case subject to Ms. Fain’s continued service through each applicable vesting date. The option becomes fully vested on January 1, 2028.

(10)
This option was granted on July 1, 2022, with an exercise price of $13.15 per share and a vesting commencement date of July 1, 2022. The award vests 25% on July 1, 2023, with the remaining 75% vesting in equal monthly installments over the subsequent 36 months, in each case subject to Ms. Fain’s continued service through each applicable vesting date. The option becomes fully vested on July 1, 2026.

(11)
This option was granted on February 19, 2024, with an exercise price of $15.71 per share and a vesting commencement date of January 1, 2024. The award vests 25% on January 1, 2025, with the remaining 75% vesting in equal monthly installments over the subsequent 36 months, in each case subject to Ms. Abrams’ continued service through each applicable vesting date. The option becomes fully vested on January 1, 2028.

(12)
This option was granted on July 1, 2022, with an exercise price of $13.15 per share and a vesting commencement date of July 1, 2022. The award vests 25% on July 1, 2023, with the remaining 75% vesting in equal monthly installments over the subsequent 36 months, in each case subject to Ms. Abrams’ continued service through each applicable vesting date. The option becomes fully vested on July 1, 2026.

(13)
The RSU awards vest over a three-year period, with one-third of the award vesting on the first anniversary of the vesting commencement date of September 12, 2025 and the remaining two-thirds vesting in equal quarterly installments thereafter, in each case subject to the recipient’s continued service through each applicable vesting date.

(14)	The PSU awards are subject to continued service and market-based price hurdles, as described under “CEO Stock Price Award” and the “CFO Stock Price Award” above.
(15)
Market value is calculated based on the closing price of the Company’s Class A common stock on December 31, 2025. Actual shares earned, if any, will be determined after the end of the applicable performance period based on achievement of the performance goals and subject to continued service through the applicable vesting date. If performance is below the threshold level, no shares will be earned. As of December 31, 2025, the value of the PSUs was $0, as none of the applicable performance thresholds had been achieved as of such date.

Executive Arrangements
We have entered into offer letters with Daniel Ramot, Clara Fain, and Erin H. Abrams, the terms of which are described below.
Daniel Ramot
We entered into an offer letter with Daniel Ramot, dated February 13, 2014, setting forth the terms of his employment in connection with his position as our Chief Executive Officer. Mr. Ramot’s offer letter provided for an initial annual base salary of $160,000. Mr. Ramot’s current annual base salary is $475,000.
Clara Fain
We entered into an offer letter with Clara Fain, dated April 18, 2016, setting forth the terms of her employment in connection with her initial position as our Head of Finance. Ms. Fain’s offer letter provided for an initial annual base salary of $250,000 and her initial option award for the purchase of 255,000 shares of our Class A common stock, vesting over a four-year period, with 25% of the award vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal monthly installments over the following three years, subject to her continued employment. The offer letter also provided for the accelerated vesting of Ms. Fain’s initial option award upon a termination of employment within the first year, or between one year and eighteen months. Ms. Fain’s current annual base salary is $450,000.
Erin H. Abrams
We entered into an offer letter with Erin H. Abrams, dated August 7, 2014, setting forth the terms of her employment in connection with her initial position as VP, Legal Affairs. Ms. Abrams’ offer letter provided for an initial annual base salary of $200,000 and her initial option award for the purchase of 80,000 shares of our Class A common stock, vesting over a four-year period, with 25% of the award vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal monthly installments over the following three years, subject to her continued employment. Ms. Abrams’ current annual base salary is $400,000.
Founder Share Exchange Agreement and Equity Award Exchange Agreement
To facilitate the exchange by Daniel Ramot and Green Spaces Grantor Retained Annuity Trust No. 1 (the “Ramot Trust”) of 3,846,183 shares of Class A common stock for an equivalent number of shares of our Class B common stock (the “Founder Share Exchange”), we entered into an exchange agreement (the “Founder Share Exchange Agreement”) with Daniel Ramot, our Chairman and Chief Executive Officer, and the Ramot Trust in September 2025, pursuant to which 3,846,183 shares of our Class A common stock held by Mr. Ramot and the Ramot Trust were automatically exchanged for an equivalent number of shares of Class B common stock.
In addition, we entered into an equity award exchange agreement (the “Equity Award Exchange Agreement”) with Mr. Ramot, pursuant to which, Mr. Ramot has a right (but not an obligation) to exchange any shares of Class A common stock received by Mr. Ramot upon the exercise of options or settlement of RSUs for an equivalent number of shares of Class B common stock. This right applies only to shares of Class A common stock received by Mr. Ramot upon the exercise of options that were outstanding immediately prior to the completion of our initial public offering or RSUs that were granted pursuant to the CEO Service Award. As of March 23, 2026, after giving effect to the grant of the CEO Service Award, there were 1,462,108 shares of our Class A common stock issuable upon the exercise of options or settlement of RSUs subject to the CEO Service Award held by Mr. Ramot (without regard to vesting status). All of these shares of Class A common stock could be exchanged, following vesting and exercise or settlement, for an equivalent number of shares of our Class B common stock.
Change-in-Control and Severance Plan
In connection with our initial public offering, we adopted the Via Transportation, Inc. Change-in-Control and Severance Plan (the “Severance Plan”), in which each of our NEOs is eligible to participate. Pursuant to the Severance Plan, in the event that an executive who serves as our chief executive officer is terminated by our company without “cause” or resigns for “good reason” in either case, during the period commencing three months prior to and ending 12 months following a “change of control” (as such terms are defined in the Severance Plan), the chief executive officer will be entitled to: (i) an amount equal to the sum of (A) 150% of the chief executive officer’s annual base salary at the rate in effect immediately prior to such termination and (B) 150% of the chief executive officer’s then-current target bonus, payable in a lump sum; (ii) full acceleration of vesting with respect to any equity awards with only service-based vesting conditions (with treatment of equity awards with stock price-based vesting conditions determined pursuant to the applicable award agreement); and (iii) continuation of coverage under our health and welfare benefit plans for a period of 18 months.
The Severance Plan provides that executives who directly report to the chief executive officer and are terminated by our company without cause or resign for good reason, in either case, during the period commencing three months prior to and ending 12 months following a change of control, will be entitled to: (i) an amount equal to the sum of (A) 100% of the executive’s annual base salary at the rate in effect immediately prior to such termination and (B) 100% of the executive’s then-current target bonus, payable in a lump sum; (ii) full acceleration of vesting with respect to any equity awards with only service-based vesting conditions (with treatment of equity awards with stock price-based vesting conditions determined pursuant to the applicable award agreement); and (iii) continuation of coverage under our health and welfare benefit plans for a period of 12 months.
Additionally, in the event that an executive who serves as our chief executive officer is terminated without cause or resign for good reason outside of the period commencing three months prior to and ending 12 months following a change of control, the chief executive officer will be entitled to: (i) an amount equal to 100% of the chief executive officer’s base salary at the rate in effect immediately prior to the termination, payable in a lump sum; and (ii) continuation of coverage under our health and welfare benefit plans for a period of 12 months.
In the event that an executive who directly reports to the chief executive officer is terminated without cause or resigns for good reason outside of the period commencing three months prior to and ending 12 months following a change of control, such executive will be entitled to: (i) an amount equal to 75% of the executive’s base salary at the rate in effect immediately prior to the termination, payable in a lump sum; and (ii) continuation of coverage under our health and welfare benefit plans for a period of 9 months.
All severance payments and benefits described above are subject to the NEO’s execution of a general release of claims in our favor that becomes effective and irrevocable upon termination or resignation, as the case may be.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	9,303,581	$13.92	93,289
Equity plans not approved by stockholders	—	—	—

(1)
Represents shares of Class A common stock issuable upon the exercise of outstanding stock options and the settlement of outstanding restricted stock units granted under the Company’s equity compensation plans as of December 31, 2025.

(2)	The weighted-average exercise price relates only to outstanding stock options and does not take into account restricted stock units, which have no exercise price.
(3)	Represents shares of Class A common stock remaining available for future issuance under the Company’s equity compensation plans as of December 31, 2025, excluding securities reflected in column (a).

Security Ownership of

Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of our common stock as of the Record Date by:
•	each named executive officer;
•	each of our directors;
•	our directors and executive officers as a group; and
•	each person or entity known by us to own beneficially more than 5% of our outstanding shares of Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 77,390,574 shares of Class A common stock and 3,846,183 shares of Class B common stock outstanding as of March 23, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or would be exercisable or would vest based on service-based vesting conditions within 60 days of March 23, 2026. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Via Transportation, Inc. 114 Fifth Avenue, 17th Floor, New York, New York, 10011.

	Shares Beneficially Owned
	Class A		Class B
Name	Shares	%	Shares	%	% of Total Voting Power(1)
Named Executive Officers and Directors
Daniel Ramot(2)	1,100,000	1.4%	3,846,183	100%	34.1%
Arnon Dinur(3)	6,243,157	8.1%	—	—	5.4%
William Nix(4)	223,600	*	—	—	*
Nechemia Peres(5)	5,132,117	6.6%	—	—	4.4%
Charles H. Rivkin(6)	143,314	*	—	—	*
Guido de Boer(7)	14,121,131	18.2%	—	—	12.2%
Sarah E. Smith(8)	65,000	*	—	—	*
Clara Fain(9)	815,618	1.1%	—	—	*
Erin H. Abrams(10)	216,038	*	—	—	*
All directors and officers as a group (9 persons)	28,059,975	36.3%	3,846,183	100%	57.4%
Other 5% Stockholders
Exor N.V.(11)	14,121,131	18.2%	—	—	12.2%
Entities affiliated with 83North(12)	6,243,157	8.1%	—	—	5.4%
Entities affiliated with Pitango(13)	5,132,117	6.6%	—	—	4.4%
Green Spaces Grantor Retained Annuity Trust No. 1(14)	—	—	3,000,000	78.0%	25.9%

*	Less than 1 percent.
(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Shares of our Class A common stock entitle the holder to one vote per share and shares of our Class B common stock entitle the holder to ten votes per share.

(2)
Represents (i) 846,183 shares of our Class B common stock held by Daniel Ramot, (ii) 3,000,000 shares of our Class B common stock held by the Ramot Trust, and (iii) 1,100,000 shares of our Class A common stock over which Daniel Ramot has the right to acquire voting or investment power within 60 days of March 23, 2026 upon the exercise of stock options for shares of Class A common stock and the exchange of such shares of Class A common stock for shares of Class B common stock pursuant to the Equity Award Exchange Agreement by and between us and Daniel Ramot dated September 12, 2025. Mr. Ramot exercises voting or investment power over the shares held by the Ramot Trust. See footnote 14 below.
(3)	Consists of shares held by the entities affiliated with 83North identified in footnote 12 below.
(4)
Represents (i) 87,872 shares of our Class A common stock held by William Nix and (ii) 135,728 shares of our Class A common stock held by Downeast Capital Management, LLC. William Nix is a managing member of Downeast Capital Management, LLC, and he exercises voting or investment power over the shares held by such entity.

(5)	Consists of 5,132,117 shares of our Class A common stock held by the entities affiliated with Pitango identified in footnote 13 below.
(6)
Represents (i) 120,833 shares of our Class A common stock over which Charles H. Rivkin has the right to acquire voting or investment power within 60 days of March 23, 2026 upon the exercise of stock options and (ii) 22,481 shares of our Class A common stock held by Rivkin/Tolson 2000 Trust. Mr. Rivkin is the Trustee of the Rivkin/Tolson 2000 Trust and exercises voting or investment power over such shares.

(7)
Consists of 14,121,131 shares held by the entities affiliated with Exor identified in footnote 11 below. Mr. de Boer serves as Chief Financial Officer of Exor N.V. As such, he may be deemed to have or share beneficial ownership of the shares held by the entities affiliated with Exor.

(8)	Represents 65,000 shares of our Class A common stock over which Sarah E. Smith has the right to acquire voting or investment power within 60 days of March 23, 2026 upon the exercise of stock options.
(9)
Represents (i) 22,259 shares of our Class A common stock held by Clara Fain and (ii) 793,359 shares of our Class A common stock over which Clara Fain has the right to acquire voting or investment power within 60 days of March 23, 2026 upon the exercise of stock options.

(10)
Represents (i) 40,413 shares of our Class A common stock held by Erin H. Abrams and (ii) 175,625 shares of our Class A common stock over which Erin H. Abrams has the right to acquire voting or investment power within 60 days of March 23, 2026 upon the exercise of stock options.

(11)
Based solely on the Schedule 13G filed on November 13, 2025, represents 14,121,131 shares of our Class A common stock held by Exor N.V. Exor N.V. is controlled by Giovanni Agnelli B.V. The address of each of the foregoing is Symphony Building, Gustav Mahlplein 25, Amsterdam, 1082 MS, the Netherlands.

(12)
Based on the information available to the Company, represents 4,368,121 shares of our Class A common stock held by 83North II Limited Partnership (“83North II”), 815,479 shares of our Class A common stock held by 83North VII LP (“83North VII”), 573,801 shares of our Class A common stock held by 83North FXV III Limited Partnership (“83North FXV III”) and 485,756 Class A Shares held by 83North FXV Limited Partnership (“83 North FXV”). Each of 83North II Manager, Ltd. (“83North II Manager”), the ultimate general partner of 83North II, and 83North II G.P., L.P., the general partner of 83North II, have combined voting and investment power over the shares held by 83North II. Each of 83North 2019 Manager, Ltd., the ultimate general partner of 83North FXV, and 83North 2019 G.P. L.P., the general partner of 83North FXV, have combined voting and investment power over the shares held by 83North FXV. Each of 83North FXV Manager, Ltd. (“83North FXV Manager”), the ultimate general partner of 83North VII and 83North FXV III, and 83North FXV III G.P. L.P. (“83North GPLP”), the general partner of 83North FXV III and 83NorthVII, have combined voting and investment power over the shares held by 83North FXV III. Each of 83North II Manager, the ultimate general partner of 83North VII, and 83North FXV II GP LP, the general partner of 83North VII, have combined voting and investment power over the shares held by 83North VII. Arnon Dinur is the Partner of each of the foregoing entities and exercises voting and investment power over the shares held by each of the foregoing entities. The address of each of the foregoing entities is 121 Menachem Begin Rd. Sarona Tower 59th Floor. Tel Aviv, Israel, 6701203, Israel.

(13)
Based on the information available to the Company, represents 1,787,179 shares of our Class A common stock held by Pitango Growth Fund I, L.P., 323,375 shares of our Class A common stock held by Pitango Growth Fund II, L.P., 35,870 shares of our Class A common stock held by Pitango Growth Principals Fund I, L.P., 7,663 shares of our Class A common stock held by Pitango Growth Principals Fund II, L.P., 2,026,270 shares of our Class A common stock held by Pitango Venture Capital Fund VI, L.P., 261,032 shares of our Class A common stock held by Pitango Venture Capital Fund VI-A, L.P., 48,344 shares of our Class A common stock held by Pitango Venture Capital Principals Fund VI, L.P., 635,959 shares of our Class A common stock held by Pitango Continuation Fund 2021, L.P., and 6,425 shares of our Class A common stock held by Pitango Principals Continuation Fund 2021, L.P. Nechemia Peres is the Partner of each of the General Partners of each of the foregoing entities and, together with the other Partners, indirectly via the General Partner’s power over said entities, exercises voting and investment power over the shares held by each of the foregoing entities. The address of each of the foregoing entities is 2 Leonardo Da Vinci, Tel Aviv, Israel 46725.

(14)
Based on the information available to the Company, represents 3,000,000 shares of our Class B common stock held by the Ramot Trust. Mr. Ramot exercises voting power over the shares. The trustees of the Ramot Trust, Daniel Ramot and Joe Williams, exercise investment power over the shares. The address of the Ramot Trust is 2218 Broadway #255, New York, New York 10024.

Certain Relationships and Related Party Transactions
In addition to the compensation arrangements with our directors and executive officers discussed in the sections titled “Director Compensation” and “Executive Compensation,” the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:
•	we are, were or will be a participant;
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, director nominees, executive officers, or beneficial owners of more than 5% of any class of our capital stock, or any members of the immediate family of, or any person (other than a tenant or employee) sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Founder Share Exchange Agreement and Equity Award Exchange Agreement
For a discussion of the material terms of the Founder Share Exchange Agreement and the Equity Award Exchange Agreement, see “Executive Compensation—Executive Arrangements—Founder Share Exchange Agreement and Equity Award Exchange Agreement.”
Exor Warrant
In February 2023, we issued and sold to Exor N.V. (“Exor”), a beneficial owner of more than 5% of our capital stock, an aggregate of 862,941 shares of Series E preferred stock for aggregate gross proceeds of approximately $30.0 million in connection with Exor’s exercise of a warrant previously issued in April 2020 (the “Exor Warrant”).
In January 2025, we issued and sold to Exor an additional 575,295 shares of Series E preferred stock for aggregate gross proceeds of approximately $20.0 million in connection with Exor’s exercise of the Exor Warrant. As of March 23, 2026, the Exor Warrant is no longer outstanding, and no shares of Series E preferred stock may be issued thereunder.
Voting and Support Agreement
We were party to an Amended and Restated Voting Agreement, dated as of February 3, 2023 (the “Voting Agreement”), with certain of our existing stockholders, including certain of our directors and executive officers and beneficial owners of more than 5% of a class of our capital stock. Pursuant to the Voting Agreement, prior to the completion of our initial public offering, certain of our stockholders had the right to designate individuals satisfying certain criteria (including, in certain cases, the condition that such individuals have expertise in a field of value to us) to serve on our board of directors. Certain of our directors were designated to serve on our board of directors pursuant to these rights. Arnon Dinur was designated to serve on our board of directors by 83North, Nechemia Peres was designated to serve on our board of directors by Pitango, Charles H. Rivkin was designated to serve on our board of directors by Pitango (though he is not affiliated with Pitango), Noam Ohana was designated to serve on our board of directors by Exor and resigned in September 2025, and Guido de Boer was designated to serve on our board of directors by Exor. Upon the completion of our initial public offering, the Voting Agreement was terminated, and we entered into a Voting and Support Agreement with Exor and Daniel Ramot in September 2025, pursuant to which (i) Exor has the right to nominate one (1) candidate for election as a director of the Company and (ii) Mr. Ramot has agreed to vote or cause to be voted all shares over which Mr. Ramot has voting control in favor of the appointment to our board of directors of the Exor nominee.
Investors’ Rights Agreement
We were party to an Amended and Restated Investors’ Rights Agreement, dated as of February 3, 2023 (the “Investors’ Rights Agreement”), with certain of our stockholders, including our directors and executive officers, entities affiliated with our directors and executive officers and entities affiliated with 83North, entities affiliated with Pitango, Exor and Kelvin Investments Limited, each of which are beneficial owners of more than 5% of a class of our capital stock. The Investors’ Rights Agreement granted to holders customary stockholder rights including information rights and preemptive rights. The Investors’ Rights Agreement also provided certain of our stockholders, including certain of our directors and executive officers, entities affiliated with our directors and executive officers and beneficial owners of more than 5% of a class of our capital stock, with certain rights with respect to the registration of their shares of Class A common stock. These rights were terminated in connection with the completion of our initial public offering. On September 15, 2025, we entered into a new Registration Rights Agreement that provides similar registration rights to such stockholders.

Right of First Refusal
We were party to an Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of February 3, 2023 (as amended from time to time, the “ROFR Agreement”), with certain of our existing stockholders, including certain of our directors and executive officers and beneficial owners of more than 5% of a class of our capital stock. Pursuant to the ROFR Agreement and other agreements between us and certain holders of our capital stock, we have a right to purchase shares of our capital stock which certain holders of our capital stock propose to sell to third parties. From time to time since January 1, 2023, we have waived our right of first refusal with respect to transactions in which our directors, executive officers or beneficial owners of more than 5% of a class of our capital stock were the holders proposing to sell and/or the third parties proposing to purchase. The ROFR Agreement was terminated upon the completion of our initial public offering.
Indemnification Agreements
Our amended and restated certificate of incorporation and amended and restated bylaws include provisions limiting the liability of directors and officers and indemnifying them under certain circumstances. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Limitations of Liability and Indemnification Matters.”
Offer Letter Agreements
We have entered into offer letter agreements with certain of our executive officers. For more information regarding these agreements with our NEOs, see the section titled “Executive Compensation—Employment Arrangements.”
Stock Option Grants to Directors and Executive Officers
We have granted stock options to certain of our directors and executive officers. For more information regarding the stock options granted to our directors and NEOs, see the sections titled “Executive Compensation” and “Director Compensation.”
Advisory Agreement
In December 2025, we entered into an advisory agreement with our former director, Noam Ohana, pursuant to which he will act as an advisor to the Chief Executive Officer and Company management for an initial term of one year (subject to extension) in consideration for a grant of restricted stock units with a value of $200,000, vesting quarterly over a one-year period.
Our Policy Regarding Related Party Transactions
Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest (or the perception thereof). In September 2025, our board of directors adopted a Related Party Transactions Policy, which covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, that meets the disclosure requirements set forth in Item 404 of Regulation S-K under the Securities Act, in which we were or are to be a participant and in which a “related person,” as defined in Item 404 of Regulation S-K under the Securities Act, had, has, or will have a direct or indirect material interest. In approving or rejecting any such transaction, our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokerage firms) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokerage firms with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your brokerage firm that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your brokerage firm or us. Direct your written request to us via email at ir@ridewithvia.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokerage firm.

Other Matters
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on March 23, 2026 without charge upon written request addressed to Via Transportation, Inc., Attention: Legal, 114 5th Ave, 17th Floor, New York, NY 10011. A reasonable fee will be charged for copies of exhibits. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 at investors.ridewithvia.com.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VIA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86219-P47267

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIA TRANSPORTATION, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. The election of each of the two Class I directors, Arnon Dinur and Nechemia Peres, each to hold office until the Company's annual meeting of stockholders in 2029 and until his respective successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal; and	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Arnon Dinur
02) Nechemia Peres

stain

☐

	For	Against	Ab
2. The ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 10K are available at www.proxyvote.com.

V86220-P47267

VIA TRANSPORTATION, INC.
Annual Meeting of Stockholders
May 18, 2026 9:00 a.m. Eastern Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Erin H. Abrams and Clara Fain, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of VIA TRANSPORTATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time, on May 18, 2026, virtually at www.virtualshareholdermeeting.com/VIA2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side